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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
(Including the Associated Stock Purchase Rights)
of
The Talbots, Inc.
at
$2.75 Net Per Share
Pursuant to the Offer to Purchase dated June 15, 2012
by
TLB Merger Sub Inc.,
a direct wholly-owned subsidiary of
TLB Holdings LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JULY 13, 2012, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the "Common Stock"), of The Talbots, Inc., a Delaware corporation, and the associated stock purchase rights (together with the Common Stock, the "Shares"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (which we refer to as the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail; facsimile transmission; registered, certified or express mail; or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Tender Offer is:
Computershare Trust Company, N.A.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by registered, certified or express mail or by overnight courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021
By Facsimile: (For Eligible Institutions Only) (617) 360-6810 Confirm Facsimile Transmissions (781) 575-2332

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent's Message (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to TLB Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of TLB Holdings LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 15, 2012 (as it may be amended or supplemented from time to time, what we refer to as the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, what we refer to as the "Letter of Transmittal" and, together with the Offer to Purchase, what we refer to as the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

  Number of Shares and Certificate No(s)
  (if available)

  ☐
  Check here if Shares will be tendered
  by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:	, 2012

  Name(s) of Record Holder(s):

   (Please type or print)

Address:
(Zip Code)

Area Code and Tel. No
(Daytime telephone number)

Signature(s):

  GUARANTEE
  (Not to be used for signature guarantee)

          The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby represents and guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and (iii) delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company ("DTC") pursuant to the procedures set forth in Section 3 of the Offer to Purchase, in either case together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) trading days of the New York Stock Exchange after the date hereof.

Name of Firm:	(Authorized Signature)

Address:		Name:	(Please type or print)
	(Zip Code)	Title:
Area Code and Tel. No.:		Date:

NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE, CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)